[GOLDEN TELECOM LOGO]

FOR IMMEDIATE RELEASE

Golden Telecom Announces Profitable Results for the First Quarter of 2005

Q1 2005 versus Q1 2004:

38.4% increase in operating income
36.1% increase in net income
27.0% year on year increase in EBITDA1
17.5% increase in revenues

Other Key Corporate Statistics:

$7.3 million in dividends paid
$62.7 million in cash
Long-Term Debt of $ 0.3 million

MOSCOW, Russia (April 28, 2005) — Golden Telecom, Inc. (“Golden Telecom” or the “Company”) (NASDAQ: “GLDN”), a leading facilities-based provider of integrated telecommunications and Internet services in major population centers throughout Russia and other countries of the Commonwealth of Independent States (“CIS”), today announced its financial and operating results for the first quarter of 2005 ended March 31, 2005.

For the thirteenth consecutive quarter, Golden Telecom reported profitable results. During the financial quarter ended March 31, 2005, Golden Telecom’s net income increased by 36.1% to $20.0 million compared to $14.7 million in the first quarter of 2004. The Company’s consolidated revenues rose by 17.5% to $156.5 million compared to $133.2 million in the financial quarter ended March 31, 2004. Compared to the first quarter of 2004, operating income in the first quarter of 2005 was $29.2 million, an increase of 38.4% from $21.1 million in the first quarter of 2004.

The table below illustrates the consolidated results for first quarter 2005 as compared to first quarter 2004:

(Amounts in millions)	1Q 2005	1Q 2004	1Q 2005
			vs. 1Q 2004
Consolidated revenues	$156.5	$133.2	17.5%
Operating income	$29.2	$21.1	38.4%
Operating margin	18.7%	15.8%	—
Income tax	$9.1	$7.1	28.2%
Net income	$20.0	$14.7	36.1%

Commenting on today’s announcement, Alexander Vinogradov, Chief Executive Officer and President of Golden Telecom, said, “We are pleased with our results for the first quarter of 2005. Despite being faced with continued changes in the regulatory and telecommunications environment in Russia, we continue to remain focused on growing our business, serving our customers, and bringing value to our shareholders.”

Financial Performance in First Quarter 2005 and Operations:

The following table details our consolidated revenues results for the first quarter of 2005 as well as for each quarter of 2003 and 2004:

(Amounts In
Millions)	Q1	03	Q2	03	Q3	03	Q4	03	2003 Total	Q1 04	Q2 04	Q3 04	Q4 04	2004 Total	Q1	05
Business and
Corporate	$39.0	$43.6		$46.7	$59.6	$188.9		$72.9	$78.9	$84.6		$88.4	$324.8	$88.1
Carrier and Operator	29.8	26.8		32.9	39.0	128.5		45.7	44.7	53.4		55.1	198.9	53.0
Consumer Internet	7.1	7.2		7.2	9.3	30.8		11.1	11.4	10.9		12.1	45.5	11.8
Mobile	3.2	3.6		3.6	3.5	13.9		3.6	4.0	4.2		4.0	15.8	3.6
Corporate and Eliminations	(0.7)	(0.5)		(0.3)	(0.1)	(1.6)		(0.1)	(0.2)	(0.3)		(0.4)	(1.0)	-

Total Consolidated Revenues	$78.4	$80.7		$90.1	$111.3	$360.5		$133.2	$138.8	$152.8		$159.2	$584.0	$156.5

In Business and Corporate Services, our largest line-of-business, revenues increased 20.9% in the first quarter of 2005 versus the first quarter of 2004. The increase when compared to the first quarter of 2004 is due to continuing demand for wireline telecommunication solutions from both our existing customer base as well new customers. In the first quarter of 2005, operating income in Business and Corporate Services was $23.2 million, an increase of 41.5% from the first quarter of 2004.

In the Carrier and Operator Services line-of-business, revenues increased by 16.0% in the first quarter of 2005 versus first quarter of 2004. The increase from first quarter of 2004 is mainly due to higher traffic volumes from our existing customer base as well as the signing of new contracts with other carriers and operators. Operating income in Carrier and Operator Services was $7.8 million in the first quarter of 2005, an increase of 27.9% when compared to first quarter of 2004.

In the Consumer Internet line-of-business, revenues increased by 6.3% in the first quarter of 2005 versus first quarter of 2004. In the first quarter of 2005, operating income in the Consumer Internet line-of-business was $1.7 million, an increase of 70.0% from first quarter of 2004.

In the Mobile line-of-business in Ukraine, revenues remained flat when compared to the first quarter of 2005 versus first quarter of 2004. Operating income in the Mobile line-of-business was $1.1 million in the first quarter of 2005, an increase of 37.5% from first quarter of 2004.

The Company reported an increase in points of presence as of the end of first quarter 2005 and the total customers and contracts in each line-of-business increased when compared with the figures from the first quarter of 2004. The following table summarizes some key Company and customer statistics:

	Three Months Ended:
	3/31/04	6/30/04	9/30/04	12/31/04	3/31/05
Access Points	200	200	200	220	227
Number of Contracts
Business and Corporate Services	103,837	141,688	148,490	162,728	163,117
Carrier and Operator Services	1,137	938	1,005	1,618	1,731
Dial-up Internet access subscribers[3]	404,953	385,541	376,392	413,351	424,570
Active cellular subscribers	46,669	50,975	55,760	57,490	55,419

Dividends, Cash, and Acquisitions:

On March 31, 2005, the Company paid a first quarter dividend of $0.20 per share to shareholders of record as of March 17, 2005. The Company maintained a consolidated cash balance of $62.7 million at the end of the first quarter of 2005. Brian Rich, Senior Vice President and Chief Financial Officer, commented, “the Company expects to utilize debt as necessary for future acquisitions, but plans to continue funding operational expenses and capital expenditures with cash generated from operating activities.”

With regard to the previously announced and planned acquisition of Hudson Telecom with subsidiaries in the Rostov-On-Don region in Russia, the Company continues to work towards concluding that acquisition in the second quarter of 2005.

Regulatory:

On April 21, 2005, the government of the Russian Federation determined that telecommunications operators will contribute 1.2% of revenues from services provided to customers, excluding interconnection revenues and other operators’ traffic routing revenues, to the universal service fund. The Company is awaiting implementing rules from the government that will detail specifics of the universal service charge, and the ability to provide services under the universal service fund.

On March 28, 2005, the government of the Russian Federation approved new rules for interconnection (“interconnection rules”) that affect various areas of the telecommunications industry in Russia. There are key areas in which Golden Telecom believes it may potentially be affected relating to capacity, licenses for international long distance traffic, voice over IP (“VoIP”) traffic, and interconnect pricing.

On March 5, 2005, Golden Telecom applied to Rossvyaznadzor for an international and intercity license. Rossvyaznadzor is a governmental body responsible for the control and the supervision of information technology and communications and reports to the Ministry of Communications. According to the application procedures, Rossvyaznadzor has 75 days to respond to the application. If the license is granted and if Golden Telecom affirmatively decides to utilize the license, the Company has committed to Rossvyaznadzor to satisfy the license requirements specified in the interconnection rules within 18 months of accepting the license.

The comprehensive interpretation and implementation of the interconnect rules are subject to and dependent upon pending regulatory acts yet to be released by the Russian government. These include Regulations of the Register of Incumbents, Rules of Price Establishment for Interconnection and Traffic Routing, Regulations of Network Design, Rules of Non-Discriminatory Access to Infrastructure, and Calling Party Pays Regulations.

Michal Cupa, Senior Vice-President and Chief Operating Officer, stated, “As regulatory acts are released along with additional rules, clarifications, and interpretations of the interconnect rules, Golden Telecom will continually evaluate the effects upon the Company, our customers, and our suppliers to determine how to work within the rules and continue with our vision to be the leading telecommunications provider of choice for both business customers and Internet consumers in Russia and the CIS.”

Earnings Conference Call:

Additional financial information regarding Golden Telecom appears in Attachments A through E. The Company’s management will discuss its first quarter 2005 results during a conference call on April 28, 2005 at 5:00 pm Moscow time (9:00 am Eastern Standard Time in the US). For US Callers, please call +1 (800) 288-8961, for International Callers, please call +1 (612) 332-0720. No access code is needed to call-in for the conference call. Additionally, the call may be accessed via a live webcast at the following URL address http://www.goldentelecom.com/webcast_en.

The conference call replay will be available at +1 800 475-6701 for US Callers and +1 (320) 365-3844 for International Callers, and the access code for both US and International callers is 780046. The conference call replay will be available from April 28, 2005 at 12:30 pm (Eastern Standard Time in the US) until May 5, 2005 at 11:59 pm (Eastern Standard Time in the US).

About Golden Telecom (www.goldentelecom.com):

Golden Telecom, Inc., (NASDAQ: “GLDN”) is a leading facilities-based provider of integrated telecommunications and Internet services in major population centers throughout Russia and other countries of the Commonwealth of Independent States (“CIS”). The Company offers voice, data and Internet services to corporations, operators and consumers using its metropolitan overlay network in major cities including Moscow, Kiev, St. Petersburg, Nizhny Novgorod, Samara, Kaliningrad, Krasnoyarsk, Almaty, and Tashkent, and via leased channels and intercity fiber optic and satellite-based networks, including approximately 227 combined access points in Russia and other countries of the CIS. The Company offers mobile services in Kiev and Odessa.

Statements made in this press release are forward looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements include those on our planned utilization of debt for future acquisitions, and funding of operational expenses and capital expenditures with cash from operating activities, the interconnection rules, and our satisfaction of the license requirements specified in the interconnection rules. It is important to note that such statements involve risks and uncertainties, which may cause outcomes to differ materially from those set forth in these statements. Such risks and uncertainties include, but are not limited to, the possibility that we may not utilize debt for future acquisitions or fund operational expenses and capital expenditures with cash from operating activities, our ability to satisfy the license requirements in the interconnection rules, that macroeconomic and political factors may restrict growth in our operating markets, the possibility that our margins may weaken in the face of competition or adverse regulatory events, and the possibility that we are not able to close transactions as we expect. Additional information concerning factors that could cause results to differ materially from those in the forward looking statements is contained in the Company’s filings with the U.S. Securities and Exchange Commission including the Company’s quarterly reports on Form 10-Q, current reports on Form 8-K filed during 2004 and 2005, and the Company’s annual report on Form 10-K for the year ended December 31, 2004.

For additional information please contact:

Public relations:
Anna Chin Go Pin
e-mail: achin@gldn.net
tel.: +7-501-797-9300
fax: +7-501-797-9332

Investor Relations:
Ranjit Singh
e-mail: ir@gldn.net
tel.: +7-501-797-9300
fax: +7-501-797-9331

www.goldentelecom.com

ATTACHMENT A

Golden Telecom, Inc.
Condensed, Consolidated Statements of Operations
(Amounts in millions of US$, except per share data)

	Three Months Ended:
	3/31/04			3/31/05
	(unaudited)			(unaudited)
Revenues	$133.2	$		156.5
Operating costs and expenses:
Access and network services (excluding	68.3			80.0
depreciation and amortization)
Selling, general and administrative (excluding	26.4			27.6
depreciation and amortization)
Depreciation and amortization	17.4			19.7
Operating Income	21.1			29.2
Other income (expense):
Equity in earnings of ventures	—		(	0.1	)
Foreign currency gain	0.8			0.3
Interest income, net	0.1			0.3

Total other income (expense)	0.9			0.5
Income before income taxes and minority interest	22.0			29.7

Minority interest	0.2			0.6
Income taxes	7.1			9.1

Net Income	$14.7	$		20.0

Basic earnings per share of common stock:
Basic earnings per share	$0.41	$		0.55

Weighted average common shares — basic	36.0			36.3

Diluted earnings per share of common stock:
Diluted earnings per share	$0.40	$		0.55
Weighted average common shares – diluted	36.5			36.6

Cash dividend per share of common stock	$0.20	$0.20

– MORE –

ATTACHMENT B

Golden Telecom Inc.
Condensed, Consolidated Balance Sheets
(Amounts in millions of US$)

		12/31/04				3/31/05
		(audited)				(unaudited)
ASSETS
Current assets
Cash and cash equivalents		$53.7		$		62.7
Accounts receivable, net		89.2				95.1
VAT receivable		19.0				19.0
Prepaid expenses and other assets		38.4				41.8

Total current assets		200.3				218.6
Property and equipment, net		347.9				352.3
Goodwill		146.3				146.3
Intangible assets, net		101.3				97.9
Restricted cash and other assets		10.0				9.5

TOTAL ASSETS		$805.8		$		824.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses		$81.5		$		86.0
VAT payable		14.2				15.3
Current capital lease obligations		2.3				2.2
Other current liabilities		18.5				19.1

Total current liabilities		116.5				122.6
Long-term debt and capital lease obligations		1.7				1.2
Other liabilities		49.4				49.3

TOTAL LIABILITIES		167.6				173.1
Minority interest		11.8				12.3
SHAREHOLDERS’ EQUITY
Common stock		0.4				0.4
Additional paid-in capital		669.7				669.8
Accumulated deficit	(	43.7	)		(	31.0	)

TOTAL SHAREHOLDERS’ EQUITY		626.4				639.2

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$805.8		$		824.6

– MORE –

ATTACHMENT C

Golden Telecom Inc.
Condensed, Consolidated Statements of Cash Flows
(Amounts in millions of US$)

	Twelve Months Ended:
		3/31/04				3/31/05
		(audited)				(unaudited)
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES		$29.5		$		38.9
INVESTING ACTIVITIES
Purchase of property, equipment and intangible assets	(	25.9	)		(	21.7	)
Acquisitions, net of cash acquired	(	4.2	)		(	0.9	)
Other investing		—				0.4

NET CASH USED IN INVESTING ACTIVITIES	(	30.1	)		(	22.2	)
FINANCING ACTIVITIES
Cash dividends paid	(	7.2	)		(	7.3	)
Net proceeds from exercise of employee stock options		2.1				--
Other financing	(	1.1	)		(	0.6	)

NET CASH USED IN FINANCING ACTIVITIES	(	6.2	)		(	7.9	)
Effects of exchange rate changes on cash and cash equivalents		0.3				0.2

Net increase (decrease) in cash and cash equivalents	(	6.5	)			9.0
Cash and cash equivalents at beginning of period		65.2				53.7

CASH AND CASH EQUIVALENTS AT END OF PERIOD		$58.7		$		62.7

– MORE –

ATTACHMENT D

Golden Telecom, Inc.
Line-of-Business Statistics (unaudited)
(Amounts in millions)

The following table presents our consolidated segment information for the last five quarters.

Revenues	3/31/04	6/30/04	9/30/04	12/31/04	3/31/05
Business and Corporate	$72.9	$78.9	$84.6	$88.4	88.1
Carrier and Operator	45.7	44.7	53.4	55.1	53.0
Consumer Internet	11.1	11.4	10.9	12.1	11.8
Mobile	3.6	4.0	4.2	4.0	3.6
Corporate and Eliminations	(0.1)	(0.2)	(0.3)	(0.4)	—

Total Consolidated Revenue	$133.2	$138.8	$152.8	$159.2	156.5

Operating income
Business and Corporate	$16.4	$18.7	$19.6	$17.6	23.2
Carrier and Operator	6.1	7.7	7.0	7.4	7.8
Consumer Internet	1.0	0.6	0.5	0.1	1.7
Mobile	0.8	1.2	1.3	1.4	1.1
Corporate and Eliminations	(3.2)	(3.0)	(2.6)	(3.1)	(4.6)

Total Consolidated Operating Income	$21.1	$25.2	$25.8	$23.4	29.2

Operating Margin %	15.8%	18.2%	16.9%	14.7%	18.7%
Business and Corporate	22.5%	23.7%	23.2%	19.9%	26.3%
Carrier and Operator	13.3%	17.2%	13.1%	13.4%	14.7%
Consumer Internet	9.0%	5.3%	4.6%	0.8%	14.4%
Mobile	22.2%	30.0%	31.0%	35.0%	30.6%

– MORE –

ATTACHMENT E

Reconciliation of consolidated EBITDA1 to consolidated net income (unaudited)
(Amounts in millions)

	Three Months Ended:
	3/31/04			3/31/05
EBITDA[1]	38.5			48.9
Depreciation and amortization	17.4			19.7
Operating Income	21.1			29.2
Other income (expense):
Equity in earnings (losses) of ventures	—		(	0.1	)
Foreign currency gain (loss)	0.8			0.3
Interest income (expense), net	0.1			0.3

Total other income (expense)	0.9			0.5
Income before income taxes and minority interest	22.0			29.7

Minority interest	0.2			0.6
Income taxes	7.1			9.1

Net Income	$14.7	$		20.0

Notes to data for Golden Telecom:

1.	EBITDA is defined as operating income plus depreciation and amortization. This measure is not defined by generally accepted accounting principles (GAAP) and is a measure of a company performance commonly used in the telecommunications industry, but should not be construed as an alternative to operating income/(loss) determined in accordance with GAAP as an indicator of operating performance or as an alternative to cash from operating activities determined in accordance with GAAP as a measure of liquidity. A reconciliation of EBITDA to net income is included in this press release.

2. MCT Corp. is not included in the operating data shown.

3.	Dial-up Internet subscribers is the number of users (or logins) who have logged on to the system during the month in question, regardless of whether they are enabled or disabled at month end. It specifically excludes “on-trial” users, free users and internal users.